Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated April 1, 2019 relating to the financial statements, which appears in Amendment No. 2 to the Registration Statement on Form F-1 (No. 333-231777) of Genmab A/S. We also consent to the reference to us under the heading “Experts” in Amendment No. 2 to the Registration Statement on Form F-1 (No. 333-231777) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers

Statsautoriseret Revisionspartnerselskab

Hellerup, Denmark

July 17, 2019